EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CuraGen Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the period ended March 31, 2006 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2006	By:	/s/ Frank M. Armstrong
Frank M. Armstrong
Chief Executive Officer and President
(principal executive officer of the registrant)

Dated: May 10, 2006	By:	/s/ David M. Wurzer
David M. Wurzer
Executive Vice-President, Chief Financial Officer
and Treasurer
(principal financial and accounting officer of the
registrant)